EXHIBIT 10.18


                          Executive Retention Agreement



     THIS AGREEMENT is entered into this 24th day of November, 1997 ("Effective Date"), by and between PENNCORP FINANCIAL GROUP, INC., a Delaware corporation ("Company") and Charles Lubochinski ("Executive").

          A. The Board of Directors of the Company desires to assure that key executives will devote their undivided time and attention to the Company without regard to concerns about an involuntary loss of employment without cause, and to assure the continuity and cooperation of management in the event of a change in ownership and the continued attention of Executive to his duties without any distraction arising out of the circumstances surrounding a change or potential change in ownership.

          B. The Company and Executive desire to enter into an executive retention arrangement to protect Executive against an involuntary termination of employment without cause, to recognize the additional efforts of Executive that may be necessary to assist in and prepare for any potential change in ownership, and to encourage Executive to diligently perform his duties and responsibilities to ensure a smooth transition for any such change in ownership.

     For good and valuable consideration, including the mutual covenants herein, the parties hereto agree as follows:

     1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

          "Annual Pay" means the sum of:

               (i) an amount equal to the highest annual base salary rate payable to the Executive by the Company at any time before or after a Change in Control, plus

               (ii) an amount equal to the product of (x) the average percentage of base salary paid to the Executive as annual incentive bonuses for the two immediately preceding calendar years, multiplied by (y) the highest annual base salary rate payable to the Executive by the Company at any time before or after a Change in Control.

     The highest annual base salary rate payable to the Executive within the last two years was $225,000.

                  "Cause" means:

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                                                                   EXHIBIT 10.18


               (1) for any termination prior to the earlier of a Change in Control or a Potential Change in Control, (i) a material and demonstrable adverse change after the Effective Date in the Executive's performance of his duties and responsibilities in effect as of the Effective Date, other than any changes in performance by reason of sickness or disability of the Executive and any changes in Executive's duties and responsibilities made after the Effective Date,
          (ii) willful misconduct or gross negligence in the performance of, or willful neglect of, the Executive's duties, which has caused demonstrable and serious injury (monetary or otherwise) to the Company, (iii) conviction of the Executive of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company, (iv) conviction of, or plea of nolo contendere to, a felony by the Executive, or (v) willful and wrongful damage by Executive to property of the Company or any of its affiliates; and

               (2) for any termination on or after a Change in Control or Potential Change in Control, the Executive's (i) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company, (ii) conviction of, or plea of nolo contendere to, a felony, or (iii) willful and wrongful damage to property of the Company or any of its affiliates.

     No act or omission shall be considered "willful" if the Executive reasonably believed such acts or omissions were in the best interests of the Company.

     No act or omission shall constitute Cause unless the Board of Directors of the Company provides to the Executive (a) written notice clearly and fully describing the particular acts or omissions which the Board reasonably believes in good faith constitutes Cause and (b) an opportunity, within 30 days following his receipt of such notice, to meet in person with the Board of Directors to explain or defend the alleged acts or omissions relied upon by the Board and, to the extent practicable, to cure such acts or omissions. Executive shall further have the right to contest a determination of Cause by the Company by requesting arbitration on an expedited basis in accordance with the terms of Section 5.1 hereof.

     "Change in Control" means (1) any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the members of the Company's Board of Directors (the "Board") and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

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                                                                   EXHIBIT 10.18


     (3) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or such a plan is commenced.


     "Code" means the Internal Revenue Code of 1986, as amended.

     "Good Reason" means any of the following events occurring, without Executive's prior written consent specifically referring to this Agreement, within three (3) years following a Change in Control or Potential Change in
Control:

          (1) (A) any reduction in the amount of Executive's annual salary or aggregate incentive compensation opportunities (which reduction may also occur pursuant to any assignment of performance goals and corresponding awards which are inconsistent with prior performance goals and awards), (B) any significant reduction in the aggregate value of Executive's benefits as such benefits may be increased from time to time (unless such reduction is pursuant to a general change in benefits applicable to all similarly situated employees of the Company and its affiliates) or (C) any material and willful breach by the Company of any provision of this agreement or any written employment agreement with Executive;

          (2) (A) assignment to Executive of any duties inconsistent with his status as Senior Vice President-Tax of the Company, (B) the removal of Executive from his position as Senior Vice President-Tax of the Company, (C) the failure to retain Executive as the Senior Vice President-Tax of any successor to the Company (whether by merger, consolidation or sale or disposition of all or substantially all of the assets of the Company) or any entity which directly or indirectly owns twenty five percent (25%) or more of any class of securities of the Company or any successor to the Company (whether by merger, consolidation or sale or disposition of all or substantially all of the assets of the Company) or (D) any significant change in the nature or status of Executive's duties or responsibilities;

          (3) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with the Company which Executive held immediately prior to the Change in Control;


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                                                                   EXHIBIT 10.18


          (4) (A) transfer of Executive's principal place of employment to a location more than 20 miles from Executive's place of employment immediately prior to the Change in Control, provided that the distance between the new principal place of employment and Executive's primary residence is greater than 10 miles from the distance between the principal place of employment prior to such transfer and Executive's primary residence immediately prior to the Change in Control, (B) Executive is required to travel outside of the continental United States more than four times during any calendar year or for more than 10 days in the aggregate in any calendar year or (C) the Executive is required to travel outside the state of the Executive's principal place of employment immediately prior to the Change in Control for more than 60 days in any calendar year;

          (5) failure by the Company to obtain the assumption agreement referred to in Section 8 of this Agreement prior to the effectiveness of any succession referred to therein, unless the purchaser, successor or assignee referred to therein is bound to perform this Agreement by operation of law; or

          (6) the Executive receives notice from any party to an agreement which contemplates a Change in Control that, on or after such Change in Control, an event will occur that will constitute Good Reason as described in (1) through (5) above.

     Notwithstanding the above, (i) the occurrence of any of the events described in (1) through (5) above will not constitute Good Reason unless the Executive gives the Company written notice, within 90 calendar days after the Executive knew or should have known of the occurrence of any of the events described in (1) through (5) above, that such event constitutes Good Reason, and the Company thereafter fails to cure the event within the earlier of (x) the closing for a Change in Control or (y) thirty (30) days after receipt of such notice, and (ii) the receipt of notice described in (6) above will not constitute Good Reason until the closing for a Change in Control and will otherwise not constitute Good Reason if the Executive is provided reasonable assurances by the Company prior to such closing that an event described in (1) through (5) above is not contemplated on or after a Change in Control.

     "Potential Change in Control" means the occurrence of active discussions between the Company and a potential purchaser of the Company that contemplates a transaction which would result in a Change in Control, but only if a Change in Control results within twelve months following such occurrence.

     2. Term. The term of this agreement commences on the Effective Date and expires upon the earliest to occur of the following:

          (a)  the Executive's attainment of age 65,

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                                                                   EXHIBIT 10.18


          (b)  the Executive's death, or

          (c) the Executive's disability (within the meaning of the long-term disability plan in effect for and applicable to the Executive).

     3. Involuntary Termination Payment and Benefits

     3.1 Involuntary Termination. Subject to Section 3.3 below, in the event either (i) Executive's employment with the Company or its successor is terminated by Executive for Good Reason within three years following a Change in Control or Potential Change in Control, or (ii) the Executive's employment with the Company or its successor is terminated by the Company without Cause, Executive shall be entitled to the following payments and other benefits:

          a. An amount equal to the sum of (i) Executive's accrued and unpaid salary, vacation and personal days as of his date of termination of employment, plus (ii) his accrued and unpaid bonus, if any, for the Company's prior fiscal year, plus (iii) a pro- rated annual bonus for the fiscal year of the Executive's termination, which shall be equal to the Executive's bonus under the Company's annual bonus plan for the preceding fiscal year, and multiplied by a fraction, the numerator of which is the number of days elapsed in such fiscal year to the day his employment terminated, and the denominator of which is 365. The amount described in (i) above shall be paid on the date of the Executive's termination of employment, and the amount or amounts described in (ii) and (iii) above shall be paid on the earlier of the date of the Executive's termination of employment or the respective date that bonuses are otherwise paid under the Company's annual bonus plan.

          b. Subject to Section 3.2 below, an amount equal to two times Executive's Annual Pay ("Termination Pay"). Termination Pay shall be paid on the earlier of (i) within ten (10) days after the Company's delivery of written notice to the Executive of his termination of employment without Cause, (ii) within thirty (30) days after the Executive's delivery of written notice to the Company of his resignation for Good Reason (unless cured), or (iii) at the closing for a Change in Control (the "Payment Date").

          c. All unexercisable options to purchase shares of stock of the Company that are held by the Executive shall immediately become exercisable.

          d. All restricted stock of the Company and any other equity-based rights held by the Executive shall become fully vested and all restrictions thereon shall lapse.


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                                                                   EXHIBIT 10.18


          e. A lump sum payment on the Payment Date equal to the Executive's unvested accrued benefit under any tax-qualified retirement plan sponsored by the Company.

          f. Executive and his eligible dependents shall be entitled for a period of three (3) years following his date of termination of employment to continued coverage, at the cost of the Company, under the Company's group health, dental and life insurance plans as in effect from time to time (but not any other welfare benefit plans or any retirement plans); provided that coverage under any particular benefit plan shall expire with respect to the period after Executive becomes covered under another employer's plan providing for a similar type of benefit. In the event the Company is unable to provide such coverage on account of any limitations under the terms of any applicable contract with an insurance carrier or third party administrator, the Company shall pay Executive an amount equal to the cost of such coverage.

     Except as provided in Section 3.2 below, the foregoing payments and benefits shall be in addition to and not in lieu of any payments or benefits to which Executive and his dependents may otherwise be entitled to under the Company's compensation and employee benefit plans, policies or practices. Nothing herein shall be deemed to restrict the right of the Company from amending or terminating any such plan in a manner generally applicable to similarly situated active employees of the Company and its affiliates, in which event Executive shall be entitled to participate on the same basis (but at the cost of the Company) as similarly situated active executives of the Company and its affiliates.

     3.2 Offset for Other Severance Pay. There shall be no duplication of severance pay in any manner. In this regard, Executive shall not be entitled to Termination Pay hereunder for more than one position with the Company. Further, Termination Pay shall be in lieu of any other payments in the nature of severance pay to which Executive has received or will receive from the Company. Any other arrangement providing severance payments shall be deemed to be amended to eliminate any obligation for such payments to be provided thereunder to
Executive. If Executive is entitled to any payment in lieu of notice of termination of employment under Federal, state or local law, including but not limited to the Worker Adjustment and Retraining Notification Act, the Termination Pay to which the Executive would otherwise be entitled under this Agreement shall be reduced by the amount of any such payment in lieu of notice.

     3.3 Consulting Services. Notwithstanding Section 3.1 hereof, if the Company delivers to Executive notice of his termination of employment without Cause or Executive delivers to the Company notice of his resignation for Good Reason, Executive shall continue (i) at the Company's election, in its sole discretion, as a full-time employee of the Company for a period up to six months following the date of such notice ("Transition Period") and (ii) as a part-time, casual employee of the Company for a period of one year following the later of the date of such notice or the last day of the Transition Period ("Consulting Period"). During the Transition Period, Executive

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                                                                   EXHIBIT 10.18


shall be assigned such duties and responsibilities, not inconsistent with his position, duties and responsibilities as a senior executive officer of the Company, as the Chief Executive Officer or Board of Directors of the Company may reasonably and in good faith request, including, but not limited to, ensuring an orderly transfer of his duties and responsibilities to his successor. During the Consulting Period, Executive shall be reasonably available for consultation by the Chief Executive Officer and/or the Board of Directors of the Company; provided, however, that Executive may render such consulting services at times and in a manner reasonably convenient to him and his then current employer, if any (including, but not limited to, by telephone) and shall not be required to maintain office hours or engage in any business travel. The Company acknowledges and agrees that Executive shall have the right to obtain new employment during the Consulting Period, Executive's consulting services hereunder shall be secondary to any new employment and Executive shall not be obligated in any way to disclose any propriety or non-public information regarding his current employer. Executive shall be entitled for his services during the Transition Period to the same compensation and benefits to which he was entitled from the Company prior to such period. Executive shall be paid for his services during the Consulting Period a lump sum in an amount equal to his Annual Pay, payable on the Payment Date. Executive shall be promptly reimbursed for all out-of-pocket business expenses incurred by the Executive in connection with his services to the Company during a Transition Period and the Consulting Period, subject to documentation in accordance with generally applicable policies of the Company. To the extent permitted by applicable law, Executive shall not be liable to the Company for any damages arising from any act or omission of Executive during a Transition Period and the Consulting Period.

     3.4. No Mitigation. The Executive shall not be obligated to secure new employment, but shall be obligated to report promptly to the Company any actual employment obtained during the period for which employee benefits continue pursuant to Section 3.1.

     4. Excise Taxes.

     a. Anything in this Agreement to the contrary notwithstanding and except as set forth below, if it is determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment ("Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this paragraph "a", if it is

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                                                                   EXHIBIT 10.18


determined that Executive is entitled to a Gross-Up Payment, but that Executive, after taking into account the Payments and Gross-Up Payment, would not receive a net after-tax benefit of at least $25,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to Executive resulting from an elimination of the Gross-Up Payment and a reduction of the payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

     b. Subject to the provisions of paragraph "c" of this Section 4, all determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by a certified public accounting firm selected by the Company and reasonably acceptable to Executive (the "Accounting Firm"), which shall be retained to provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be paid solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid by the Company to Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant to paragraph "c" of this Section 4 and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

     c. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid or appealed. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

          (a) give the Company any information reasonably requested by the Company relating to such claim,


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                                                                   EXHIBIT 10.18


          (b) take such action in connection with contesting such claims as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

          (c) cooperate with the Company in good faith in order to effectively contest such claim, and

          (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph "c", the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     d. If, after the receipt by Executive of an amount advanced by the Company pursuant to paragraph "c" of this Section 4, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of paragraph "c" of this Section 4) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by Executive of an amount advanced by the Company pursuant to paragraph "c" of this Section 4, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and

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                                                                   EXHIBIT 10.18


shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     5. Claims.

     5.1  Arbitration  of  Claims.  Company  and  Executive  agree to  settle by arbitration any dispute or controversy arising in connection with this Agreement, whether or not such dispute involves a plan subject to the Employee Retirement Income Security of 1974, as amended ("ERISA"). Such arbitration shall be conducted on an expedited basis in accordance with the rules of the American Arbitration Association before a panel of three arbitrators sitting in Bethesda, Maryland. The award of the arbitrators shall be final and nonappealable, and judgment may be entered on the award of the arbitrators in any court having proper jurisdiction. All expenses of such arbitration shall be borne by the Company in accordance with Section 5.2 hereof.

     5.2 Payment of Legal Fees and Costs. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of any action taken pursuant to the terms of this Agreement, or of the validity or enforceability of, or liability under, any provision of this Agreement, or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

     5.3 Agent for Service of Legal Process. Service of legal process with respect to a claim under this Agreement shall be made upon the General Counsel of the Company.

     6. Tax Withholding. All payments to the Executive under this Agreement will be subject to the withholding of all applicable employment and income taxes.

     7. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     8. Successors. This Agreement shall be binding upon and incur to the benefit of the Company and any successor of the Company. The Company will require any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place.

     9. Entire Agreement. Except for compensation and employee benefit plans or programs maintained by the Company from time to time, this Agreement constitutes the entire

                                                                   EXHIBIT 10.18

agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified in any manner except by a written instrument signed by both the Company and the Executive.

     10. Notices. Any notice required under this Agreement shall be in writing and shall be delivered by certified mail return receipt requested to each of the parties as follows:

                           To the Executive:

                           Charles Lubochinski
                           3 Bethesda Metro Center
                           Bethesda, MD  20814

                           To the Company:

                           PennCorp Financial Group, Inc.
                           745 Fifth Avenue
                           New York, New York  10151
                           Attn:  Chief Executive Officer

     11. Governing Law. The provisions of this Agreement shall be construed in accordance of the laws of the state of Delaware, except to the extent preempted by ERISA.

     IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date and year first above written.

                                  PENNCORP FINANCIAL GROUP, INC.



                                  /s/ Steven W. Fickes
                                  --------------------
                                  Name:    Steven W. Fickes
                                  Title:   President and Chief Financial Officer



                                  /s/ Charles Lubochinski
                                  --------------------
                                  Charles Lubochinski


                                       11